UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Credit Agreement

As previously disclosed, on August 7, 2023, Purple Innovation, Inc. (the “Company”) and certain of its subsidiaries (collectively the “Loan Parties”) entered into a term loan credit agreement (as amended from time to time, the “Term Loan Agreement”) with Callodine Commercial Finance, LLC and a group of financial institutions (the “Term Loan Lenders”). Also, on August 7, 2023, the Loan Parties entered into a separate financing arrangement with the Bank of Montreal and a group of financial institutions (collectively the “ABL Lenders”) that provides for a revolving asset-based credit facility (as amended from time to time, the “ABL Agreement” and together with the Term Loan Agreement the “2023 Credit Agreements”).

On January 23, 2024, the Loan Parties entered into a Second Amendment to Term Loan Agreement (the “Second Amendment”) and concurrently therewith an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement), which amended and restated the Term Loan Agreement, with Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”), Harvest Small Cap Partners Master, Ltd. (“Harvest Master”), Harvest Small Cap Partners, L.P. (“Harvest Partners”), and HSCP Strategic IV, L.P. (“HSCP” and together with CCP, Blackwell, Harvest Master, and Harvest Partners, the “Lenders”) and Delaware Trust Company, as administrative agent. The Lenders have agreed to assume the rights and obligations of the Term Loan Lenders under the Term Loan Agreement and, pursuant to the Second Amendment and the Amended and Restated Credit Agreement, have agreed to refinance existing obligations with a term loan in the amount of $61.0 million, to Purple Innovation, LLC, an operating subsidiary of the Company (“Purple LLC”). Immediately preceding the transaction, net liquidity, including cash and cash equivalents as well as ABL availability, was approximately $26 million. Subsequent to the transaction cash and cash equivalents were approximately $48 million. Certain of the Lenders have also agreed to assume the rights and obligations of the ABL Lenders under the ABL Agreement and Delaware Trust Company (the “Agent”) has agreed to assume the role of administrative agent under each of the Term Loan Agreement and the ABL Agreement. In connection with the entry into the Second Amendment and the Amended and Restated Credit Agreement, all obligations under the ABL Agreement have been paid in full and the ABL Agreement has been terminated. The terms of the Amended and Restated Credit Agreement are described in greater detail below.

The Second Amendment and the Amended and Restated Credit Agreement, among other things, include the following:

●	provide $61.0 million of debt financing to Purple LLC (the “Loan”), funded by the Lenders, providing net proceeds to the Company, after expenses, equal to approximately $27 million;

●	provide for a maturity date of December 31, 2026;

●	provide the ability for Purple LLC to request an additional term loan from the Lenders in an aggregate principal amount not to exceed $19.0 million on terms requested by Purple LLC to the extent agreed to by the Lenders in their discretion (the “Incremental Loan”);

●	grant a security interest to the Lenders in substantially all of the assets (subject to certain limited exceptions) of the Loan Parties to secure the Loan Parties’ obligations under the Amended and Restated Credit Agreement and the other agreements contemplated thereby (including all outstanding loans as of the date of the Amended and Restated Credit Agreement), including a security interest in the intellectual property owned by the Loan Parties and the intellectual property licenses held by the Loan Parties pursuant to the Amended and Restated Credit Agreement and an Amended and Restated Pledge and Security Agreement among the Loan Parties and the Agent (the “Security Agreement”);

●	provide that the Loan Parties (other than Purple LLC), will provide an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Amended and Restated Credit Agreement; and

●	remove restrictions and requirements customarily associated with an asset-based loan.

The Loan bears interest at a rate equal to (i) the secured overnight financing rate as administered by the Federal Reserve Bank of New York, with a floor of 3.5% per annum, plus (ii) 8.25% per annum (or, if Purple LLC elects to pay interest in kind, 10.25% per annum). Any pre-payments on or after August 7, 2024 but before August 7, 2025 are subject to a pre-payment penalty of 1.25%, and any pre-payments on or after August 7, 2025 are subject to a pre-payment penalty of 2.50%. Purple LLC may elect for interest to be capitalized and added to the principal amount. The Amended and Restated Credit Agreement and agreements ancillary thereto provide for certain remedies to the Lenders in the event of customary events of default.

The Amended and Restated Credit Agreement also provides for standard indemnification of the Lenders and contains representations, warranties and certain covenants of the Loan Parties. While any amounts are outstanding under the Amended and Restated Credit Agreement, the Loan Parties are subject to a number of affirmative and negative covenants, including covenants regarding dispositions of property, investments, forming or acquiring subsidiaries, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. The Loan Parties are also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

In addition, the Company issued to the Lenders warrants (the “Warrants”) to purchase 20,000,000 shares of the Company’s Class A Stock at a price of $1.50 per share, subject to certain adjustments. The terms of the Warrants are described in greater detail below.

The representations, warranties and covenants contained in the Amended and Restated Credit Agreement will be made only for purposes of the Amended and Restated Credit Agreement and as of specific dates; are solely for the benefit of the parties to the Amended and Restated Credit Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Lenders or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended and Restated Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or the Lenders. Accordingly, investors should read the representations and warranties in the Amended and Restated Credit Agreement not in isolation but only in conjunction with the other information about the Company or the Lenders and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Warrants

In connection with the Amended and Restated Credit Agreement, on January 23, 2024, the Company issued to the Lenders funding the Loan, the Warrants on the terms described below.

General. Each Warrant entitles the registered holder to purchase one share of the Company’s Class A Stock at a price of $1.50 per share, subject to adjustment as discussed below. The Warrants will expire on the ten-year anniversary of issuance, at 5:00 p.m., New York time, or earlier upon redemption.

Exercise. The Warrants may be exercised by providing an executed notice of exercise form accompanied by full payment of the exercise price or on a cashless basis, if applicable. The holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their Warrants. After the issuance of shares of Class A Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share of Class A Stock held of record on all matters to be voted on by stockholders generally.

Redemption Right. While the Warrants are exercisable, the Company may call the Warrants for redemption in whole and not in part at any time at a price of $0.01 per share of Class A Stock issuable upon exercise of the Warrants upon not less than 45 days’ prior written notice of redemption (the “45-day redemption period”) to each holder, provided that this redemption right is only available if the reported last sale price of the Class A Stock equals or exceeds $24.00 per share on each of 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the holders. If the Company calls the Warrants for redemption, it will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis” by which the holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A Stock equal to (x) the product of the number of shares of Class A Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below), divided by (y) the fair market value. The “fair market value” means the volume weighted average price of the Class A Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of exercise of the Warrants is sent to the Company.

Beneficial Ownership Limitation. A holder of the Warrants will not have the right to exercise its Warrants, to the extent that after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 49.9% of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Protection. If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume weighted average price of Class A Stock as reported during the five trading day period ending on, and including, the second trading day immediately preceding the record date used to determine which holders of Class A Stock will receive such rights.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than as described in the paragraph above, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the Warrants is adjusted, as described in the paragraphs above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

Exercise Price Adjustment; Adjustment to Number of Shares. In the event of certain deemed grants, issuances or sales of shares of Class A Stock, rights, warrants, options, or convertible securities for a consideration per share less than a price equal to the Warrant exercise price in effect immediately prior to such granting, issuance or sale, then immediately after such event, the exercise price per share of the Warrants will be reduced to, as applicable, (1) such consideration, (2) the lowest price per share (assuming all possible market conditions) for which one share of Class A Stock is at any time issuable upon the exercise of any such options or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such option or otherwise pursuant to the terms of the options or (3) the lowest price per share (assuming all possible market conditions) for which one share of Class A Stock is at any time issuable upon the conversion, exercise or exchange of any such convertible securities or otherwise pursuant to the terms thereof, subject to a minimum floor price of $0.8502, subject to certain adjustments, as required by the applicable rules of the Nasdaq Stock Market (“Nasdaq”). In addition, simultaneously with any such adjustment of the Warrant exercise price, the number of shares of Class A Stock issuable upon exercise of the Warrants shall be increased to a number of shares equal to (i) the product of the pre-adjustment exercise price, multiplied by the pre-adjustment number of shares issuable upon exercise of the Warrants, (ii) divided by the exercise price resulting from such adjustment (without giving effect to the minimum floor price).

Fundamental Transaction. In the event of a “fundamental transaction,” the holder will have the right to purchase and receive, for each share of Class A Stock which may be purchased upon exercise of the Warrants at the effective time of the fundamental transaction, the same kind and amount of consideration receivable, in respect of each share of Class A Stock upon such fundamental transaction, by the stockholders of the Company immediately prior to such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Warrants. In addition, upon consummation of a fundamental transaction and under certain additional circumstances, the holder may either (i) have the exercise price of the Warrants reduced by the Black-Scholes value of the Warrants immediately prior to the consummation of such Warrant price adjustment (as set forth in the Warrants), subject to a minimum floor price as required by Nasdaq, or (ii) cause the Company or its successor to repurchase all or a portion of the Warrants at the Black-Scholes value immediately prior to such repurchase transaction (as set forth in the Warrants). For purposes of the Warrants, a “fundamental transaction” includes, subject to certain exceptions, any reclassification or reorganization of the Company, any merger or consolidation of the Company with or into another corporation, any merger or consolidation with or into another corporation in which the stockholders of the Company immediately prior to the merger or consolidation own less than a majority of the outstanding stock of the surviving entity, any sale or conveyance of all or substantially all of the assets or other property of the Company, and any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (as defined below)) consummating a tender, exchange or redemption offer after which any member of such group beneficially owns more than 50% of the outstanding shares of Class A Stock of the Company.

Amendments. The Warrants provide that the terms of the Warrants may be amended only in a writing signed by the Company and the holder.

The issuance of the Warrants does not affect the rights of the Company’s existing security holders, other than with respect to potential dilution as a result of an increase in the number of shares of Class A Stock outstanding if the Lenders exercise the Warrants.

The foregoing summary of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrants, a form of which is attached as Exhibit 10.2 to this report and is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Warrants, on January 23, 2024, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with CCP, Blackwell, Coliseum Capital Co-Invest III, L.P., Harvest Master, Harvest Partners, and HSCP (the “Holders”), providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the Warrants, the shares issuable upon the exercise of the Warrants and the Class A Stock held by the Holders as of such date (the “Registrable Securities”), subject to customary terms and conditions. The Registration Rights Agreement entitles the Holders to demand registration of the Registrable Securities and also to piggyback on the registration of Company securities by the Company and other Company securityholders. The Company will be responsible for the payment of the Holders’ expenses in connection with any offering or sale of Registrable Securities by the Holders, including underwriting discounts or selling commissions, placement agent or broker fees or similar discounts, commissions or fees relating to the sale of certain Registrable Securities.

The Registration Rights Agreement provides that on or prior to February 22, 2024, the Company will be required to prepare and file with the SEC pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Registrable Securities.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached as Exhibit 10.3 to this report and is incorporated by reference herein.

Pledge and Security Agreement

In connection with the Amended and Restated Credit Agreement and the other transactions contemplated thereby, the Company entered into an Amended and Restated Pledge and Security Agreement with the Lenders and Agent, pursuant to which the Loan Parties granted to Agent, as collateral agent for the Lenders, a security interest in substantially all of the assets of the Loan Parties (subject to certain limited exceptions) to secure the Loan Parties’ obligations under the Amended and Restated Credit Agreement. The foregoing summary of the Amended and Restated Pledge and Security Agreement is subject, and qualified in its entirety by, the full text of the Amended and Restated Pledge and Security Agreement, which is attached as Exhibit 10.4 to this report and is incorporated by reference herein.

Forward-Looking Statements

Certain statements made herein that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 22, 2023 (as amended on May 1, 2023) and our Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2023, August 9, 2023, and November 15, 2023. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 23, 2024, the Company issued a press release describing the Amended and Restated Credit Agreement and related transactions. The press release also reaffirmed the Company’s previously provided guidance for net revenue and adjusted EBITDA for 2023. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such filing.

The press release furnished herewith in Exhibit 99.1 contains non-GAAP financial measures. Management believes non-GAAP financial measures assist management and investors in evaluating and comparing period-to-period results and projections in a more meaningful and consistent manner. A quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure under Item 1.01 above describing the Amended and Restated Credit Agreement is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 1.01 above describing the Amended and Restated Credit Agreement and the Warrants is incorporated herein by reference.

In connection with the Company entering into the Amended and Restated Credit Agreement, the Company issued the Warrants to the Lenders. The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.1#	Amended and Restated Credit Agreement, dated January 23, 2024, by and among Purple Innovation, Inc., Purple Innovation, LLC, Intellibed, LLC, Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A, Harvest Small Cap Partners Master, Ltd., Harvest Small Cap Partners, L.P., HSCP Strategic IV, L.P., and Delaware Trust Company
10.2	Form of Warrant
10.3#	Amended and Restated Registration Rights Agreement, dated January 23, 2024, by and among Purple Innovation, Inc., Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A, Coliseum Capital Co-Invest III, L.P., Harvest Small Cap Partners Master, Ltd., Harvest Small Cap Partners, L.P., and HSCP Strategic IV, L.P.
10.4#	Amended and Restated Pledge and Security Agreement, dated January 23, 2024, by and among Purple Innovation, Inc., Purple Innovation, LLC, Intellibed, LLC, and Delaware Trust Company.
99.1	Press Release dated January 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2024	PURPLE INNOVATION, INC.

	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer